SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2004

VIGNETTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25375	74-2769415
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1301 South MoPac Expressway, Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 741-4300

Item 5. OTHER EVENTS.

On January 22, 2004, Vignette Corporation (the “Company”) issued a press release announcing that the Company had entered into a definitive agreement with Copper Australia Pty., a wholly-owned subsidiary of the Company and Tower Technology Pty Ltd. (“Tower Technology”). Pursuant to the terms of the definitive agreement, the Company will pay approximately $125 million in cash and common stock for all of the issued and outstanding shares of Tower Technology. Tower Technology will be a wholly-owned subsidiary of the Company. The press release is attached as Exhibit 99.1 to this Form 8-K.

Item 7. EXHIBITS.

Exhibit Number	Description
99.1	Vignette Corporation Press Release issued on January 22, 2004 regarding the acquisition of Tower Technology Pty Ltd

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGNETTE CORPORATION

Date: January 22, 2004	By:	/s/ Thomas E. Hogan

Thomas E. Hogan President and Chief Executive Officer

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